AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          UNITED PETROLEUM CORPORATION

                  United Petroleum Corporation, a Delaware Corporation (the "Corporation"), hereby certifies as follows:

                  The name of the Corporation is United Petroleum Corporation. The name under which this Corporation was originally incorporated was Don Reid Productions, Inc., and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 19, 1970. The original Certificate of Incorporation was amended pursuant to Certificates of Amendment filed with the Secretary of State of Delaware on August 14, 1970, February 19, 1971, April 2, 1971, March 7, 1986, December 14,
1992, April 23, 1993, and March 18, 1997, by a Certificate of Merger filed with the Secretary of State of the State of Delaware on November 12, 1982, and by Certificates of Preferred Stock Designation filed with the Secretary of State of the State of Delaware on April 29, 1997 and September 29, 1997. On January 14, 1999, the Corporation filed a petition for relief under chapter 11 of title 11 of the United States Code and this Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242, 245, and 303 of the Delaware General Corporation Law in accordance with a chapter 11 plan of reorganization of the Corporation approved by order dated October 7, 1999 of the United States Bankruptcy Court for the District of Delaware in In re: United Petroleum Corporation, Chapter 11 Case No. 99-88(PJW). The Certificate of Incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:

                  FIRST: The name of the Corporation is United Petroleum Corporation.

                  SECOND: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL").

                  FOURTH: The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is (i) ten million (10,000,000) shares of common stock, $0.01 par value per share (the "Common Stock"), and (ii) three hundred thousand (300,000) shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock").

                  (A) All shares of Common Stock to be issued must be voting securities and, as to all Common Stock, voting power must be appropriately distributed by the Board of Directors of the Corporation on a proportional one-vote-per-share basis.

                  (B) Shares of Preferred Stock may be issued from time to time in one ore more classes or one or more series within any class and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate such classes or series of the Preferred Stock, to fix the number of shares constituting each class or series and to fix by resolution or resolutions the voting power, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares constituting each class or series.

                  (C) The Corporation shall not have the power or authority to issue any shares of capital stock without voting power.

                  FIFTH: In order to preserve certain federal income tax attributes of the Corporation, on or before November 9, 2001, without the written approval of the Corporation's Board of Directors, no stockholder who beneficially owns, directly or indirectly, five percent (5%) or more of the total fair market value of the Corporation's stock or who, upon the purchase, sale, or other transfer of any shares of the Corporation's stock, would beneficially own, directly or indirectly, or would cause any other person or entity to beneficially own, directly or indirectly, five percent (5%) or more of the total fair market value of the Corporation's stock may sell or purchase any shares of the Corporation's stock (or any option, warrant, or similar right to acquire shares of the Corporation's stock or any securities issued by the Corporation that are convertible into or exchangeable for shares of the Corporation's stock). For purposes of this Article FIFTH, "stock" means shares of the Corporation's Common Stock and any other interests in the Corporation that would be treated as "stock" of the Corporation under the provisions of
Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. The provisions of this Article FIFTH shall be subject to waiver or modification only upon the vote of a majority of the issued and outstanding Common Stock. The Corporation may place transfer restriction legends on the certificates representing the foregoing stock.

                  SIXTH: Provisions for the management of the business and for the conduct of the affairs of this Corporation and provisions creating, defining, limiting and regulating the powers of this Corporation, the directors and the stockholders are as follows:

                  (A) The initial members of the Board of Directors of the Corporation, appointed pursuant to the Second Amended Plan of Reorganization of United Petroleum Corporation, dated July 23, 1999 (the "Plan") and as confirmed by order dated September 29, 1999 of the United States Bankruptcy Court for the District of Delaware, shall be: Jose P. Bared, Carlos E. Bared, Clark Hunt, Stuart J. Chasanoff and L. Grant Peeples.

                  (B) The Board of Directors shall have the power to make, adopt, alter, amend and repeal the bylaws of this Corporation without the assent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors that shall constitute the whole Board of Directors of this Corporation subject to the right of the stockholders to alter, amend and repeal the bylaws made by the Board of Directors.

                  (C) Election of directors of this Corporation need not be by written ballot unless the bylaws so provide.

                  (D) The directors, in their discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of this Corporation that is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon this Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of this Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                  (E) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the board of directors of this Corporation is hereby expressly empowered to exercise all such powers and to do all such acts and things as may be exercised or done by this Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware and of this Certificate of Incorporation as each may be amended, altered or changed from time to time and to any bylaws from time to time made by the directors or stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the board of directors that would have been valid if such bylaw had not been made.

                  (F) Whenever this Corporation shall be authorized to issue more than one class of stock, the holders of the stock of any class that is not otherwise entitled to voting power shall not be entitled to vote upon the increase or decrease in the number of authorized shares of such class.

                  (G)  Pursuant  to  Section   203(3)(b)(1)  of  the  DGCL,  the
Corporation elects not to be governed by Section 203 of the DGCL.

                  (H) Any transaction between an officer and director of the Corporation and their affiliates on the one hand, and the Corporation on the other hand, shall be approved by a majority of the directors who have no direct or indirect interest in the transaction in order for such transaction to be valid. For purposes of this subparagraph (H), a transaction shall also include
(i) actions to amend, modify or terminate a contract or agreement by and between the Corporation and an officer, director or one of their affiliates or (ii) the failure of the Corporation to enforce any of its rights under a contract or agreement by and between the Corporation and an officer, director or one of their affiliates.

                  SEVENTH: To the fullest extent permitted by the DGCL, including, without limitation, as provided in Section 102(b)(7) of the DGCL, as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

                  EIGHTH: (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such director or officer or additionally in the case of another Corporation, as an employee or agent or in any other capacity while serving as such director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, other expenses and losses, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article EIGHTH shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, which undertaking shall itself be sufficient without the need for further evaluation of any credit aspects of the undertaking or with respect to such advancement, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by a final, non-appealable order of a court of competent jurisdiction that such director or officer is not entitled to be indemnified under this Article EIGHTH or otherwise.

                  (B) If a claim under paragraph (A) of this Article EIGHTH is not paid in full by the Corporation within sixty (60) days after a written claim, together with reasonable evidence as to the amount of such expenses, has been received by the Corporation, except in the case of a claim for advancement of expenses (including attorneys' fees), in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense, including attorneys' fees, of prosecuting such claim. It shall be a defense to any such action, other than an action brought to enforce a claim for expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation, that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its board of directors or a committee thereof, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the Corporation.

                  (C) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                  (E) In the case of a claim for  indemnification or advancement of expenses against the Corporation under this Article EIGHTH arising out of acts, events or circumstances for which the claimant, who was at the relevant time serving as a director, officer, employee or agent of any other entity at the request of the Corporation, may be entitled to indemnification or advancement of expenses pursuant to such other entity's certificate of incorporation or bylaws or a contractual agreement between the claimant and such entity, the claimant seeking indemnification hereunder shall first seek indemnification and advancement of expenses pursuant to any such certificate of incorporation, bylaw or agreement. To the extent that amounts to be indemnified or advanced to a claimant hereunder are paid or advanced by such other entity, the claimant's right to indemnification and advancement of expenses hereunder shall be reduced.

                  NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                  TENTH: This Corporation reserves the right to restate this Amended and Restated Certificate of Incorporation and to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on the stockholders, directors and officers are subject to this reserved power.

                  IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by an authorized officer of this corporation on this __th day of November, 1999.

                                            UNITED PETROLEUM CORPORATION


                                            By:_______________________________
                                               Name:
                                               Title: